Loss Guaranty

This Loss Guaranty dated January 29, 2009, is made by the undersigned, SELIG A. ZISES (the "Guarantor"), residing at 988 Fifth Avenue, 9th Floor, New York, NY 10021 and in favor of MANGOSOFT, INC. (the "Guarantee"), a Nevada Corporation with its principle place of business at 29 Riverside Street, Suite A – MSA-8, Nashua, NH 03060.

PRELIMINARY STATEMENT: Plaintiff Holding XI LLC, a Delaware limited liability company (the "Borrower"), has issued a Secured Promissory Note (the "Note") dated January 29, 2009, in the amount of $600,000.00 to MangoSoft, Inc., pursuant to which the MangoSoft, Inc. has agreed to make the Loan (as defined therein) to the Borrower.

NOW THEREFORE, with due consideration of the premises and in order to induce the Lender to make the Loan, Guarantor hereby agrees to guaranty any of Guarantor's losses on the Note, up to, but not beyond, an amount equal to 20% ($120,000.00) of the original Loan amount ($600,000.00) to be paid in accordance with the terms of the Note.

All Notices and other communications shall be in writing and mailed to the Guarantor at the Guarantor's address as listed above and shall be by certified mail, return receipt requested.

No amendment or waiver of any provision of this Loss Guaranty shall be effective unless in writing and signed by the Guarantor and Guarantee and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

This Loss Guaranty shall be governed by and construed in accordance wit the laws of the State of New York.

IN WITNESS HEREOF, the Guarantor has caused this Loss Guaranty to be duly executed and delivered as of the date first written above.

____
SELIG A. ZISES
Guarantor